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                                                                    EXHIBIT 99.1


                           GENETIC MICROSYSTEMS, INC.
                                 34 COMMERCE WAY
                           WOBURN, MASSACHUSETTS 01801

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _______________ and _______________, and each of them, with full power of substitution, as proxies to represent and to vote, as specified below, all the shares of stock of Genetic MicroSystems, Inc., held of record by the undersigned on __________ __, 1999, at the Special Meeting of Stockholders to be held on __________ __, 1999 and at any adjournments, postponements, continuations or reschedulings thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE. IF THIS CARD IS PROPERLY EXECUTED BUT NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

                           (continued on reverse side)


            You can vote by completing, signing, dating and returning the enclosed proxy card in the enclosed stamped envelope.
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Please mark your vote as indicated in this example:  /X/


1.     To adopt and approve the Agreement and Plan of
       Merger, dated as of September 10, 1999, by and among
       Affymetrix, Inc., a Delaware corporation, GMS
       Acquisition, Inc., a Massachusetts corporation wholly
       owned by Affymetrix, Genetic MicroSystems, Inc., a
       Massachusetts corporation,  Jean Montagu as
       stockholder representative and the stockholders of
       Genetic Microsystems, Inc. listed in the signature pages
       thereto                                                                        [  ] FOR        [  ] AGAINST

2.     Vote on the proposal not to treat the merger as a liquidation, dissolution or winding up of Genetic Microsystems, Inc. (only holders of shares of Genetic Microsystems Series A Convertible Preferred
       Stock are eligible to vote on this proposal)                                    [  ] FOR        [  ] AGAINST

3.     To appoint Jean Montagu as stockholder representative to act on behalf of
       the shareholders of Genetic MicroSystems in connection with the merger          [  ] FOR        [  ] AGAINST

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, postponements, continuations or reschedulings thereof.


       CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING:  [   ]

       Dated:
       ---------------, 1999

       -------------------------------
       Signature (including title, if any)

       -------------------------------
       Signature if held jointly

       Please sign your name above exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.